Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH REPORTs THIRD QUARTER FinANCIAL RESULTS

AND PROVIDes A BUSINESS UPDATE

SUWANEE, GA, November 8, 2016 – SANUWAVE Health, Inc. (OTCQB: SNWV), today reported financial results for the three and nine months ended September 30, 2016 and provided a business update. The Company will host a conference call at 10AM Eastern Time on Wednesday, November 9, 2016.

Highlights of the third quarter and recent weeks:

●	Private Offering: The Company raised $1.7M and issued 28.3M shares of common stock in a private offering.

●	Revenue growth: Year to date revenue at $728K is 23% above revenue for the same time period in 2015.

●

Participation at MEDICA in Dusseldorf, Germany: SANUWAVE will exhibit, in conjunction with Ortho-Medico, a member of B&Co, at MEDICA in Dusseldorf, Germany on 14 -17 November, 2016. SANUWAVE and Ortho-Medico cordially invites you to our booth 17D61 in Hall 17. MEDICA is the world’s leading trade fair for the medical industry. SANUWAVE is using this occasion to announce SANUWAVE’s expanded cooperation with Ortho-Medico to strengthen and expand our business in Europe.

“We have had another productive quarter, maintaining steady revenue growth over 2015 and acquiring funds to finance operations as we prepare for the fourth quarter and beyond” stated Kevin A. Richardson, II, Chairman of the board of SANUWAVE. “We continue to explore opportunities to expand our distribution of dermaPACE and orthoPACE to other countries around the world.”

“We look forward to a positive response in the first quarter of 2017 from the FDA in support of our dermaPACE to treat diabetic foot ulcers. We will continue our search for a partner in a joint venture or partnership for commercialization on the product upon approval while also planning for a launch of the product on our own. We continue to work on a number of non-medical initiatives, which we will keep shareholders abreast of as they occur,” concluded Mr. Richardson.

Third Quarter Financial Results

Revenues for the three months ended September 30, 2016 were $255,652, compared to $143,605 for the same period in 2015, an increase of $112,047, or 78%. Revenues resulted primarily from sales in Europe, Asia and Asia/Pacific of our orthoPACE device and related applicators. The increase in revenues for 2016 was due to higher sales of new orthoPACE devices and applicators in Europe and Asia/Pacific in 2016, there were seven new devices sold in 2016 and one new device sold in 2015.

Research and development expenses for the three months ended September 30, 2016 were $266,473, compared to $569,134 for the same period in 2015, a decrease of $302,661, or 53%. Research and development expenses decreased in 2016 due to lower payments to third party clinical sites participating in the dermaPACE clinical study as the patient enrollment was completed in 2015 and lower consulting related costs as the data results were also completed in 2015.

General and administrative expenses for the three months ended September 30, 2016 were $645,864, as compared to $778,679 for the same period in 2015, a decrease of $132,815, or 17%. The decrease in general and administrative expenses is primarily due to reduced salary and related costs due to reduction in headcount in July 2015 and lower legal and investor relations fees and is partially offset by higher consulting fees related to preparation of taking dermaPACE to market upon possible FDA approval.

Net loss for the three months ended September 30, 2016 was $1,139,810, or ($0.01) per basic and diluted share, compared to a net loss of $1,026,844, or ($0.02) per basic and diluted share, for the same period in 2015, an increase in the net loss of $112,966, or 11%. The increase in the net loss for 2016 was primarily due to a loss on warrant valuations, increase in interest expense and offset by lower operating expenses as noted above.

Nine Months Ended September 30, 2016 Financial Results

Revenues for the nine months ended September 30, 2016 were $728,382, compared to $594,040 for the same period in 2015, an increase of $134,342, or 23%. Revenues resulted primarily from sales in Europe, Asia and Asia/Pacific of our orthoPACE device and related applicators. The increase in revenues for 2016 was due to higher sales of orthoPACE devices, there were thirteen new and two demonstration devices sold in 2016 and eight new devices sold in 2015. In addition, sales of new applicators, refurbishment of applicators and wound kits were higher as compared to 2015.

Research and development expenses for the nine months ended September 30, 2016 were $1,052,595, compared to $1,660,546 for the same period in 2015, a decrease of $607,951, or 37%. Research and development expenses decreased in 2016 due to lower payments to third party clinical sites participating in the dermaPACE clinical study as the patient enrollment was completed in 2015 and lower consulting related costs as the data results were also completed in 2015, and higher consulting expenses related to the pre-submission package to the FDA in 2016. This is partially offset by stock based compensation for options issued in July 2016 and higher travel and entertainment expense.

General and administrative expenses for the nine months ended September 30, 2016 were $1,734,891, as compared to $1,981,541 for the same period in 2015, a decrease of $246,650, or 12%. The decrease in general and administrative expenses is primarily due to reduced salary and related costs due to of reduction in headcount in July 2015 and lower legal and investor relations fees and is partially offset by higher consulting fees related to preparation of taking dermaPACE to market upon possible FDA approval.

Net loss for the nine months ended September 30, 2016 was $3,986,509, or ($0.04) per basic and diluted share, compared to a net loss of $3,707,492, or ($0.06) per basic and diluted share, for the same period in 2015, an increase in the net loss of $279,017, or 8%. The increase in the net loss for 2016 was primarily due to the loss on the Series A warrant conversion which is partially offset by lower operating expenses as noted above.

Conference Call

The Company will also host a conference call on Wednesday, November 9, 2016, beginning at 10AM Eastern Time to discuss the third quarter financial results, provide a business update and answer questions. Shareholders and other interested parties can participate in the conference call by dialing 866-320-0174 (U.S. and Canada) or 785-424-1631 (International) or via a simultaneous webcast at http://www.investorcalendar.com/IC/CEPage.asp?ID=175440.

A replay of the conference call will be available beginning two hours after its completion through November 23, 2016, by dialing 877-481-4010 (U.S. and Canada) or 919-882-2331 (International) and entering Conference ID 10136.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845

cwynne@mparkcm.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
978-922-2447

investorrelations@sanuwave.com

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$504,404	$152,930
Accounts receivable, net of allowance for doubtful accounts	141,297	74,454
Inventory	266,986	284,908
Prepaid expenses	123,233	123,988
TOTAL CURRENT ASSETS	1,035,920	636,280

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	8,879	4,228

OTHER ASSETS	13,940	11,097

INTANGIBLE ASSETS, at cost, less accumulated amortization	76,689	306,756
TOTAL ASSETS	$1,135,428	$958,361

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$376,093	$509,266
Accrued expenses	417,243	359,374
Accrued employee compensation	451,007	241,542
Interest payable, related parties	-	239,803
Warrant liability	147,300	138,100
TOTAL CURRENT LIABILITIES	1,391,643	1,488,085

NON-CURRENT LIABILITIES
Notes payable, related parties	5,357,446	5,348,112
TOTAL LIABILITIES	6,749,089	6,836,197

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001, 6,175 authorized; 6,175 shares issued and 0 shares outstanding in 2016 and 2015	-	-

PREFERRED STOCK, SERIES B CONVERTIBLE, par value $0.001, 293 authorized; 293 shares issued and 293 and 0 shares outstanding in 2016 and 2015, respectively	-	-

PREFERRED STOCK - UNDESIGNATED, par value $0.001, 4,993,532 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized; 136,659,125 and 63,056,519 issued and outstanding in 2016 and 2015, respectively	136,659	63,057

ADDITIONAL PAID-IN CAPITAL	91,268,738	87,086,677

ACCUMULATED DEFICIT	(96,980,916)	(92,994,408)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(38,142)	(33,162)
TOTAL STOCKHOLDERS' DEFICIT	(5,613,661)	(5,877,836)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,135,428	$958,361

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015

REVENUES	$255,652	$143,605	$728,382	$594,040

COST OF REVENUES	98,678	38,752	249,847	173,349

GROSS PROFIT	156,974	104,853	478,535	420,691

OPERATING EXPENSES
Research and development	266,473	569,134	1,052,595	1,660,546
General and administrative	645,863	778,679	1,734,891	1,981,541
Depreciation	1,554	926	3,227	2,775
Amortization	76,689	76,689	230,067	230,068
TOTAL OPERATING EXPENSES	990,579	1,425,428	3,020,780	3,874,930

OPERATING LOSS	(833,605)	(1,320,575)	(2,542,245)	(3,454,239)

OTHER INCOME (EXPENSE)
Gain on sale of assets held for sale	-	100,000	-	100,000
Gain on sale of property and equipment	-	-	1,000	-
Gain(loss) on warrant valuation adjustment and conversion	(43,536)	302,300	(812,983)	(70,985)
Interest expense, net	(225,252)	(105,830)	(489,996)	(266,810)
Amortization of debt issuance costs	(26,974)	-	(114,522)	-
Amortization of debt discount	(7,076)	-	(18,548)	-
Loss on foreign currency exchange	(3,367)	(2,739)	(9,215)	(15,458)
TOTAL OTHER INCOME (EXPENSE)	(306,205)	293,731	(1,444,264)	(253,253)

NET LOSS	(1,139,810)	(1,026,844)	(3,986,509)	(3,707,492)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(2,268)	(345)	(4,980)	(13,831)
TOTAL COMPREHENSIVE LOSS	$(1,142,078)	$(1,027,189)	$(3,991,489)	$(3,721,323)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.01)	$(0.02)	$(0.04)	$(0.06)

Weighted average shares outstanding - basic and diluted	115,528,604	63,056,519	97,798,261	63,014,763

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,986,509)	$(3,707,492)
Adjustments to reconcile loss from continuing operations to net cash used by operating activities
Amortization	230,067	230,068
Depreciation	3,227	2,775
Change in allowance for doubtful accounts	15,376	(9,186)
Stock-based compensation - employees, directors and advisors	116,550	146,385
Loss on warrant valuation adjustment	812,982	70,985
Amortization of debt issuance costs	114,522	-
Loss on conversion option of promissory notes payable	75,422	-
Loss on conversion option of convertible debenture	50,100	-
Stock issued for consulting services	43,540	-
Amortization of debt discount	18,548	6,658
Gain on sale of property and equipment	(1,000)	-
Gain on sale of assets	-	(100,000)
Changes in assets - (increase)/decrease
Accounts receivable - trade	(82,219)	63,582
Inventory	17,922	(19,483)
Prepaid expenses	755	(23,711)
Other	(2,843)	(54)
Changes in liabilities - increase/(decrease)
Accounts payable	(133,173)	83,811
Accrued expenses	60,369	31,032
Accrued employee compensation	209,465	198,581
Interest payable, related parties	(239,803)	18,259
Promissory notes payable - accrued interest	(32,271)	-
NET CASH USED BY OPERATING ACTIVITIES	(2,708,973)	(3,007,790)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	1,000	100,000
Purchases of property and equipment	(7,878)	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(6,878)	100,000

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 2016 Public Offering, net	1,596,855	-
Proceeds from 2016 Private Offering, net	1,528,200	-
Proceeds from convertible promissory notes, net	106,000	-
Proceeds from convertible debenture, net	175,000	-
Proceeds from warrant exercise	32,000	-
Payment of convertible promissory notes	(155,750)	-
Payment of convertible debenture	(210,000)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,072,305	-

EFFECT OF EXCHANGE RATES ON CASH	(4,980)	(13,831)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	351,474	(2,921,621)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	152,930	3,547,071
CASH AND CASH EQUIVALENTS, END OF PERIOD	$504,404	$625,450

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$630,549	$242,904